UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2020

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Warner Music Group Corp. is making the following information available in connection with the commencement of the private offering of Additional Notes described under Item 8.01 below. Except as otherwise indicated, the terms “we,” “us,” “our,” “ours,” “Company” and “Warner Music Group” refer to WMG Acquisition Corp. The term “Parent” refers to Warner Music Group Corp., the indirect parent of Warner Music Group.

Recent Developments

Preliminary Estimates

We have presented below certain preliminary estimated financial information of Parent for the fiscal year ended September 30, 2020 based on currently available information. We have also presented below a preliminary estimate of WMG’s Adjusted EBITDA for the fiscal year ended September 30, 2020. Neither Parent nor WMG has finalized its results for the periods presented below. The preliminary estimated financial information presented below as of and for the fiscal year ended September 30, 2020 is unaudited. Further, KPMG LLP, our independent public accounting firm, has not performed any procedures with respect to the preliminary estimated financial information contained below as of and for the fiscal year ended September 30, 2020, nor have they expressed any opinion or other form of assurance on such preliminary estimated financial information or its achievability. These preliminary estimates should not be regarded as a representation by Parent, us, our management or the initial purchasers as to our actual financial results for the periods presented below as of and for the fiscal year ended September 30, 2020. The preliminary estimated financial information presented below is inherently uncertain, is subject to change as Parent completes its closing procedures and audit, and Parent’s or our actual financial results may materially differ from such preliminary estimates.

For the fiscal year ended September 30, 2020, Parent’s consolidated revenue is estimated to have been in a range of approximately $4,435 million to $4,485 million, compared to $4,475 million for the fiscal year ended September 30, 2019. Revenue of Parent’s Recorded Music business, prior to intersegment eliminations, is estimated to have been in a range of approximately $3,795 million to $3,825 million, compared to $3,840 million for the fiscal year ended September 30, 2019, and revenue of Parent’s Music Publishing business, prior to intersegment eliminations, is estimated to have been in a range of approximately $645 million to $665 million, compared to $643 million for the fiscal year ended September 30, 2019.

For the fiscal year ended September 30, 2020, consolidated digital revenue is estimated to have been in a range of approximately $2,885 million to $2,915 million, compared to $2,610 million for the fiscal year ended September 30, 2019. Recorded Music streaming revenue is estimated to have been in the range of approximately $2,390 million to $2,410 million, compared to $2,129 million for the fiscal year ended September 30, 2019. Growth in Recorded Music streaming revenue is expected to be offset largely due to decreases in physical and artist services. Music Publishing digital revenue is estimated to have been in a range of approximately $330 million to $340 million, compared to $271 million for the fiscal year ended September 30, 2019.

OIBDA for Parent is estimated to have been in a range of approximately $20 million to $40 million for the fiscal year ended September 30, 2020, compared to $625 million for the fiscal year ended September 30, 2019, with the year over year decrease primarily attributable to one-time charges incurred through June 30, 2020 in connection with the Company’s initial public offering of $90 million and one-time non-cash stock-based compensation expense incurred through June 30, 2020 related to the Company’s long-term incentive plan of $593 million offset by continued growth in the underlying operations of our business. WMG’s Adjusted EBITDA is estimated to have been in a range of approximately $825 million to $845 million for the fiscal year ended September 30, 2020, as compared to $737 million for the fiscal year ended September 30, 2019.

Parent’s cash and cash equivalents are estimated as of September 30, 2020 to have been approximately $550 million. Parent’s total consolidated indebtedness is estimated as of September 30, 2020 to have been approximately $3,100 million.

OIBDA and Adjusted EBITDA are non-GAAP measures. See the disclosure set forth below for additional information about these non-GAAP measures.

The following is a reconciliation of the preliminary estimated OIBDA ranges set forth above to preliminary estimated operating loss and further provides the estimated ranges for components from operating loss to net loss:

	For the 12 Months Ended September 30, 2020
	Low	High
Net (loss) attributable to Warner Music Group Corp.	$(530)	$(430)
Income attributable to noncontrolling interest	10	—

Net loss	(520)	(430)
Income tax expense	35	15

Loss before tax	(485)	(415)
Other expense	64	53
Interest expense, net	130	125
Loss on extinguishment of debt	36	32

Operating loss	(255)	(205)
Amortization expense	200	180
Depreciation expense	75	65

OIBDA(1)	$20	$40

(1)

We evaluate our operating performance based on several factors, including our primary financial measure, which is operating income (loss) before non-cash depreciation of tangible assets and non-cash amortization of intangible assets (which we refer to as “OIBDA”). We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.

However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.

The following is a reconciliation of the preliminary estimated Adjusted EBITDA ranges set forth above to preliminary estimated net (loss) income:

	For the 12 Months Ended September 30, 2020
	Low	High
Net (Loss) Income	$(520)	$(430)
Income tax expense	35	15
Interest expense, net	130	125
Depreciation and amortization	275	245
Loss on extinguishment of debt(1)	36	32
Net (gain) loss on divestitures/sale of securities(2)	(2)	—
Restructuring costs(3)	22	22
Net hedging and foreign exchange losses(4)	66	56
Management fees(5)	20	20
Transaction costs(6)	76	76
Business optimization expenses(7)	39	39
Non-cash stock-based compensation expense(8)	608	608
Other non-cash charges(9)	12	9
Pro form impact of costs savings initiatives and specified transactions(10)	28	28

Adjusted EBITDA(11)	$825	$845

(1)	Reflects net loss incurred on the early extinguishment of debt in connection with the June 2020 Refinancing Transactions (as defined below).
(2)	Reflects net gain on divestitures of business and asset dispositions and the sale of investment securities.
(3)	Reflects severance costs and other restructuring-related expenses.
(4)	Reflects net gains or losses from hedging activities and unrealized net gains due to foreign exchange on our Euro denominated debt and intercompany transactions.

(5)

Reflects management fees paid to Access, including an annual fee and related expenses. The management agreement under which Parent incurred such fees terminated in accordance with its terms upon consummation of Parent’s initial public offering.

(6)	Reflects mainly integration, transaction and other nonrecurring costs comprised of IPO qualifying costs.
(7)	Reflects primarily costs associated with information technology systems updates and transformation initiatives.
(8)	Reflects primarily non-cash equity-based compensation expense related to the Warner Music Group Corp. Senior Management Free Cash Flow Plan.
(9)

Reflects non-cash activity, including but not limited to costs associated with our Los Angeles office consolidation (i.e., reversal of add-backs from lease terminations), unrealized losses (gains) on the mark-to- market of an equity method investment and losses on cost method investments.

(10)

Reflects pro forma impact of specified transactions and reasonably identifiable and factually supportable savings resulting from transformation and cost-savings initiatives from actions taken or expected to be taken no later than 18 months after the end of such period.

(11)

Adjusted EBITDA is equivalent to “EBITDA” as defined in our Revolving Credit Facility and in the indenture that governs the Existing Senior Secured Notes (other than the 3.625% Notes) and will govern the additional notes offered hereby, and is substantially similar to “Consolidated EBITDA” as defined under the indentures governing our 3.625% Notes and the Existing Senior Notes and “EBITDA” as defined under our Senior Term Loan Facility. Adjusted EBITDA differs from the term “EBITDA” as it is commonly used. The definition of Adjusted EBITDA, in addition to adjusting net income to exclude interest expense, income taxes, and depreciation and amortization, also adjusts net income by excluding items or expenses such as, among other items, (1) the amount of any restructuring charges or reserves, (2) any non-cash charges (including any impairment charges), (3) any net loss resulting from hedging currency exchange risks, (4) the amount of management, monitoring, consulting and advisory fees paid to Access under the Management Agreement or otherwise, (5) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement), (6) transaction expenses, (7) equity-based compensation expense and (8) certain extraordinary, unusual or non-recurring items. It also includes adjustments for the pro forma impact of certain projected cost savings, operating expense reductions and synergies and any quality of earnings analysis prepared by independent certified public accountants in connection with an acquisition, merger, consolidation or other investment. Adjusted EBITDA is a key measure used by our management to understand and evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of those limitations include: (1) it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue for our business, (2) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on our indebtedness and (3) it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments. In particular, this measure adds back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income; however, these are expenses that may recur, vary greatly and are difficult to predict. In addition, Adjusted EBITDA is not the same as net income or cash flow provided by operating activities as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Further, Adjusted EBITDA is calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter, and it may not be comparable to the measure as calculated for any subsequent four-quarter period or any complete fiscal year. Accordingly, Adjusted EBITDA should be considered in addition to, not as a substitute for, net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.

The following is a reconciliation of the incremental additional estimated aggregate Adjusted EBITDA disclosed below under “—Acquisitions” to estimated unconsolidated net income:

For the 12 Months Ended September 30, 2020
Net Income	$28
Income tax expense(1)	9
Pro Forma Adjusted EBITDA	$37

(1)	Income tax expense assumes an effective income tax rate of 25% for the twelve months ended September 30, 2020.

The following table sets forth preliminary estimated ranges of certain financial ratios of Parent. Pro Forma Adjusted EBITDA includes the incremental additional aggregate estimated Adjusted EBITDA described below under “—Acquisitions.”

	Fiscal Year Ended September 30, 2020
	Low	High
Ratio of Pro Forma Net Senior Secured Debt to Pro Forma Adjusted EBITDA (1)	3.25	3.18
Leverage Ratio of Pro Forma Net Debt to Pro Forma Adjusted EBITDA(2)	3.63	3.55
Ratio of Pro Forma Adjusted EBITDA to Interest expense, net(3)	6.91	7.07

(1)

Pro Forma Net Senior Secured Debt reflects $2,800 million estimated aggregate principal amount of our Senior Term Loan Facility, Existing Senior Secured Notes outstanding as of September 30, 2020 and $250 million aggregate principal amount of additional notes offered hereby, net of cash and equivalents of Warner Music Group not exceeding $250 million.

(2)

Pro forma Net Debt is total debt of Warner Music Group, including $3,100 million estimated aggregate principal amount of debt at September 30, 2020 and $250 million aggregate principal amount of additional notes offered hereby, net of cash and equivalents of Warner Music Group not exceeding $250 million.

(3)	Interest expense for floating rate debt is calculated using LIBOR and for foreign denominated debt using foreign exchange rates, in each case as of September 30, 2020.

Acquisitions

In early October we completed an acquisition for certain music assets, and we recently came to an agreement in principle regarding a second acquisition regarding certain other music and music-related assets (such second potential acquisition, the “Acquisition Transaction”), for aggregate cash consideration of approximately $338 million. We intend to fund such aggregate cash consideration with the proceeds of this offering and approximately $90 million of cash on hand. For the twelve months ended September 30, 2020, we estimate that we would have reported incremental additional aggregate revenue and Adjusted EBITDA for these assets of $6 million and $37 million, respectively. Closing of the Acquisition Transaction is subject to negotiation, execution and delivery of definitive documentation, which we currently expect to be subject to customary conditions and is expected to occur after the closing of this offering.

August Notes Offering

On August 12, 2020, Warner Music Group issued and sold $550 million in aggregate principal amount of 3.000% Senior Secured Notes due 2031 (the “August 2020 Notes Offering”). The net proceeds of the offering were used to repay a portion of the term loans under the Senior Term Loan Facility and to pay certain other related fees and expenses as well as for general corporate purposes.

Refinancing Transactions

On June 29, 2020, Warner Music Group issued and sold $535 million in aggregate principal amount of 3.875% Senior Secured Notes due 2030 and €325 million in aggregate principal amount of 2.750% Senior Secured Notes due 2028 (together, the “June 2020 Notes Offerings”). The net proceeds of the offerings were used to repurchase and redeem all of the outstanding 4.125% senior secured notes due 2023 (the “4.125% Notes”), 4.875% senior secured notes due 2024 (the “4.875% Notes”) and 5.00% senior secured notes due 2023 (the “5.000% Notes”) (such transactions, the “June 2020 Refinancing Transactions”).

Item 8.01	Other Events.

On October 19, 2020, Warner Music Group Corp. issued a press release announcing that its wholly owned subsidiary, WMG Acquisition Corp., has commenced a private offering of additional 3.000% Senior Secured Notes due 2031 (the “Additional Notes”) in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

This report does not constitute an offer to sell or a solicitation of an offer to buy the Additional Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The Additional Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Warner Music Group Corp., dated October 19, 2020.

104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Date: October 19, 2020